PROPERTY OPTION AGREEMENT

BETWEEN

ARBUTUS MINERALS LLC

AND

LRE EXPLORATION LLC.

ABR MINERAL CLAIMS

ELKO COUNTY
THE STATE OF NEVADA

TABLE OF CONTENTS

DEFINITIONS	3

REPRESENTATIONS AND WARRANTIES OF ARBUTUS	4

REPRESENTATIONS AND WARRANTIES OF LRE	5

GRANT AND EXERCISE OF OPTION	6

RIGHT OF ENTRY	7

OBLIGATIONS OF LRE DURING PROPERTY OPTION PERIOD	7

OBLIGATIONS OF ARBUTUS DURING PROPERTY OPTION PERIOD	8

TERMINATION OF OPTION	8

FORCE MAJEURE	8

CONFIDENTIAL INFORMATION	8

DEFAULT AND TERMINATION	9

NOTICES	9

GENERAL	9

APPENDIX “A”
DESCRIPTION OF PROPERTY AND ACCESS

APPENDIX “B”
OPERATOR AGREEMENT

OPTION AGREEMENT

THIS AGREEMENT made effective as of the 30th  day of November, 2010.

BETWEEN:
ARBUTUS MINERALS CORP., a limited liability corporation, organized under the laws of the State of Nevada and having offices at 509-4438 West 10th Avenue, Vancouver, B.C., V6R 4R8.

(hereafter “Arbutus”)

- and -

LRE EXPLORATION LLC.., a limited liability corporation, organized under the laws of the State of Nevada and having offices located at 50 West Liberty Street, Suite 880, Reno, Nevada.

(hereafter “LRE”)

WHEREAS:

A. Arbutus is the holder of or is entitled to become the holder of all Property Rights related to the Property; and

B. Arbutus has agreed to grant an Option to LRE to acquire an interest in and to the Property Rights and the Property, on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of $10.00 now paid by LRE to Arbutus (the receipt of which is hereby acknowledged), the parties agree as follows:

DEFINITIONS

1.1 For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

a)	“Agreement” means this agreement and any amendments thereto from time to time;

b)	“Arbutus” means Arbutus Minerals LLC.

c)	“Commencement Date” means the date of this Agreement;

d)	“Completion Date” means the date on which LRE fulfills all of its obligations with respect to proper exercise of the Option as contemplated in paragraph 4 hereof;

e)
“Exploration Expenditures” means the sum of all costs of acquisition and maintenance of the Property, all exploration and development expenditures and all other costs and expenses of whatsoever kind or nature including those of a capital nature, incurred or chargeable by LRE with respect to the exploration and development of the Property and the placing of the Property into Commercial Production.

f)
“Feasibility Report” means a detailed written report of the results of a comprehensive study on the economic feasibility of placing the Property or a portion thereof into Commercial Production and shall include a reasonable assessment of the mineral ore reserves and their amenability to metallurgical treatment, a description of the work, equipment and supplies required to bring the Property or a portion thereof into Commercial Production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed operations supported by an explanation of the data used therein.

g)	“LRE” means LRE Exploration LLC.

h)
“Mine” means the workings established and assets acquired, including, without limiting the generality of the foregoing, development headings, plant and concentrator installations, infrastructure, housing, airport and other facilities in order to bring the Property into Commercial Production.

i)	“Mineral Products” means the end products derived from operating the Property as a Mine.

j)
“Mining Operations” means every kind of work done on or in respect of the Property in accordance with a Feasibility Report; or if not provided for in a Feasibility Report, unilaterally and in good faith prevent waste, or to otherwise discharge any obligation which is imposed upon the Operator pursuant to this Agreement, including, without limiting the generality of the foregoing, investigating, prospecting, exploring, developing, property maintenance, preparing reports, estimates and studies, designing, equipping, improving, surveying, construction and mining, milling, concentrating, rehabilitation, reclamation, and environmental protection.

k)
“Operator” means LRE whose duties commence upon the execution of this agreement and shall terminate upon the resignation of LRE as the Operator or upon the Completion Date and whose duties are described in Appendix B to this agreement;

l)	“Option” means the irrevocable option for LRE to earn in and acquire a net undivided interest in and to the Property as provided in this Agreement;

m)	“Option Period” means the period commencing on the Commencement Date to and including November 30th, 2014

n)	“Property” means the exploration properties and lands located in the State of Nevada all as more particularly described in Appendix “A” hereto;

o)
“Property Rights” means all applications for permits for general reconnaissance, permit for general reconnaissance, interim approvals, applications for contracts of work, contracts of work, licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement and necessary for the exploration and development of the Property, or for the purpose of placing the Property into production or continuing production therefrom.

REPRESENTATIONS AND WARRANTIES OF Arbutus

2.1           Arbutus hereby acknowledges and confirms that it holds the Property Rights related to an undivided one hundred (100%) percent interest in the Property as at the date hereof.

2.2           Arbutus represents and warrants to LRE that:

a)
Arbutus is lawfully authorized to hold his interest in the Property and will remain so entitled until 100% of the interests of Arbutus in the Property have been duly transferred to LRE as contemplated by the terms hereof;

b)
as at the date hereof and at the time of transfer to LRE of an interest in the mineral claims and/or exploration licenses comprising the Property Arbutus is and will be the beneficial owner of its interest in the Property free and clear of all liens, charges, claims, royalties or net profit interests of whatsoever nature, and no taxes or rentals will be due in respect of any thereof;

c)	Arbutus has the right and capacity to deal with the Property and the right to enter into this Agreement and to dispose of his right, title and interest in the Property as herein contemplated;
d)
there is no adverse claim or challenge against or to Arbutus’s interest in the Property, nor to the knowledge of Arbutus is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase such interest in the Property or any portion thereof other than this Agreement;

e)	no person has any royalty, net profit interests or other interest whatsoever in the Property;
f)
Arbutus is duly authorized to execute  this Agreement and for the performance of this Agreement by him, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of its articles or constating documents or any indenture, agreement or other instrument whatsoever to which Arbutus is a party or by which he is bound or to which he or the Property may be subject;

g)
no proceedings are pending for, and it is unaware of any basis for the institution of any proceedings leading to, the placing of Arbutus in bankruptcy or subject to any other laws governing the affairs of and insolvent person;

h)
there are no claims, proceedings, actions or lawsuits in existence and to the best of Arbutus’s information and belief none are contemplated or threatened against or with respect to the right, title, estate and interest of Arbutus in the Property;

i)	to the best of his information and belief, all laws, regulations and orders of all governmental agencies having jurisdiction over the Property have been complied with by Arbutus;
j)	to the best of his information and belief Arbutus is in good standing under all agreements and instruments affecting the Property to which he is a party or is bound.

2.3 The representations and warranties contained in this section are provided for the exclusive benefit of LRE, and a breach of any one or more thereof may be waived by LRE in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

2.4 The representations and warranties contained in this section shall be deemed to apply to all assignments, transfers, conveyances or other documents transferring to LRE the interest to be acquired hereunder and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers, conveyance or documents, any rule or law, in equity or statute to the contrary notwithstanding.

REPRESENTATIONS AND WARRANTIES OF LRE

3.1  LRE represents and warrants to Arbutus that:
a)	it has been duly incorporated and validly exists as a Limited Liability Company in good standing under the laws of its jurisdiction of its formation;
b)
it is or will be prior to acquiring any undivided interest in the Property hereunder, lawfully authorized to hold mineral claims and real property under the laws of the jurisdiction in which the Property is situate;

c)
it has duly obtained all authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transaction herein contemplated by it will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the articles or the constating documents of it or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which they are bound or to which it or the Property may be subject; and,

d)
no proceedings are pending for, and it is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of LRE or the placing of LRE in bankruptcy or subject to any other laws governing the affairs of insolvent Limied Liability Corporations.

3.2 The representations and warranties contained in this section are provided for the exclusive benefit of Arbutus and a breach of any one or more thereof may be waived by Arbutus in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

3.3 The representations and warranties contained in this section shall be deemed to apply to all assignments, transfers, conveyances or other documents transferring to Arbutus the interest to be acquired hereunder and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers, conveyance or documents, any rule or law, in equity or statute to the contrary notwithstanding.

GRANT AND EXERCISE OF OPTION

4.1 Arbutus hereby irrevocably grants to LRE the sole and exclusive right and Option to acquire a one hundred percent (100%) right, title, estate and interest of Arbutus’s one hundred (100%) percent net undivided interest) in and to the Property Rights and Property, free and clear of all charges, encumbrances, claims, royalties and net profit interests of whatsoever nature.

4.2 If at any time after the date hereof LRE determines in its sole discretion to commission a Feasibility Report recommending the Construction of a Mine, LRE shall give written notice thereof to Arbutus

4.3 The Option may be exercised at any time (subject to the terms as stated herein) by LRE:
a)	paying Arbutus ten thousand dollars ($10,000) upon the execution of this agreement
b)	paying Arbutus ten thousand dollars ($10,000) on or before November 30, 2011
c)	paying Arbutus twenty thousand dollars ($20,000) on or before November 30, 2012
d)	paying Arbutus fifty thousand dollars ($50,000) on or before November 30, 2013
e)	incurring Exploration Expenditures on the Property as follows:
(i)	Exploration Expenditures of not less than fifteen thousand dollars ($15,000) on or before November 30, 2012;
(ii)	aggregate Exploration Expenditures (including Exploration Expenditures as described in paragraph 4.3(e)(i) above) of not less sixty five thousand dollars ($65,000) on or before November 30, 2013
(iii)
aggregate Exploration Expenditures (including Exploration Expenditures as contemplated in paragraph 4.3e) (i) and (ii) above) of not less than two hundred and fifteen thousand dollars ($215,000) on or before November 30, 2014, and;

4.4 Prior to the exercise of the Option as herein provided, LRE  is hereby appointed the initial operator of the Property and shall have the exclusive right to resign as operator without notice to Arbutus and to name a subsequent operator upon giving notice to Arbutus. The operator and shall carry out exploration and development programs on the Property on the following terms:
a) The operator shall have the same powers, duties and obligations in carrying out such programs as set out in the Operator Agreement attached hereto as Schedule “B”.

b) For income tax purposes, all Exploration Expenditures incurred by the operator pursuant to such programs shall be incurred for the benefit of LRE; and
c) Until such time as the Option is exercised in accordance with the terms hereof, LRE shall have no interest of whatsoever nature in the Property Rights or the Property.

4.5 If and when the Option has been exercised in accordance with Section 4.3 and commencing on the
Completion Date:
a) The undivided right, title and interest of the parties in the Property shall be as follows:

Before Completion Date (net)		After Completion Date (net)
Arbutus	100%	Arbutus	0%
LRE	0%	LRE	100%
Total	100%	Total	100%

b) the undivided right, title and interest in and to the Property Rights and the Property acquired by LRE upon the Completion Date shall vest in LRE free and clear of all charges, encumbrances, claims, royalties or net profit interests of whatsoever nature.

4.6 Within 30 days after the Completion Date, Arbutus shall deliver to LRE such number of duly executed transfers which in the aggregate convey Arbutus's interest to be acquired hereunder in the Property in favour of LRE. In the event that Arbutus shall deliver notice to LRE that it has exercised the Option pursuant to the terms hereof, LRE shall be entitled to receive and to record such of the transfers contemplated hereby at its own cost with the appropriate governmental office to effect legal transfer of such interest in the Property into the name of LRE.

RIGHT OF ENTRY

5.1 During the term of this Agreement, the directors and officers of LRE and its servants, agents and independent contractors, shall have the sole and exclusive right in respect of the Property to:
a) enter thereon at their sole risk and expense;
b) do such prospecting, exploration, development and other mining work thereon and thereunder as LRE,  in its sole discretion may determine advisable;
c) bring upon and erect upon the Property such buildings, plant, machinery and equipment as LRE may deem advisable and for a period of six months following the termination of this Agreement, to remove such buildings, plant, machinery and equipment; and
d) remove  therefrom and dispose of reasonable quantities of ores, minerals and metals for the purposes of obtaining assays or making other tests.

OBLIGATIONS OF LRE DURING OPTION PERIOD

6.1 During the term of this Agreement, LRE shall:
a) permit the directors, officers, employees and designated consultants of Arbutus, at their own risk and expense, access to the Property at all reasonable times, and Arbutus agrees to indemnify LRE against and to save it harmless from all costs, claims, liabilities and expenses that Arbutus may incur or suffer as a result of any injury (including injury causing death) to any director, officer, employee or designated consultant of Arbutus while on the Property;
b) permit Arbutus, at its own expense, reasonable access to the results of the work done on the Property during the last completed calendar year;
c) do all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;
d) indemnify and save Arbutus harmless in respect of any and all costs, claims, liabilities and expenses arising out of LRE’s activities on the Property.

OBLIGATIONS OF ARBUTUS DURING OPTION PERIOD

7.1 During the term of this Agreement, Arbutus shall:
a) maintain in good standing those mineral claims and/or exploration licenses comprised in the Property by the making of annual mineral claim lease payments to the US Department of the Interior, Burreau of Land Management, and to agencies of the State of  Nevada as the case may be, and to perform of all other actions which may be necessary in that regard in order to keep such mineral claims free and clear of all liens and other charges arising from LRE’s activities thereon.

TERMINATION OF OPTION

8.1 Provided that LRE is not in default pursuant to the provisions hereof, LRE shall have the right at any time during the term of this Agreement to terminate the Option by providing not less than forty five (45) days written notice to Arbutus.
8.2 Notwithstanding the termination of the Option, LRE shall have the right, within a period of one hundred and eighty (180) days following the end of the Option Period, to remove from the Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of LRE, and any such property not removed within such 180 day period shall thereafter become the property of Arbutus.

FORCE MAJEURE

9.1 If LRE is at any time either during the term of this Agreement or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, lock-outs, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons, other than lack of funds, beyond the control of LRE, the time limits for the performance by LRE of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay, but nothing herein shall discharge LRE from its obligations hereunder to maintain the Property in good standing.
9.2 LRE shall give prompt notice to Arbutus of each event of force majeure under Section 9.1 and upon cessation of such event shall furnish to Arbutus with notice to that effect together with particulars of the number of days by which the obligations of Arbutus hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

CONFIDENTIAL INFORMATION

10.1 The parties to this Agreement shall keep confidential all books, records, files and other information supplied by any party to the other party or to their employees, agents or representative in connection with this Agreement or in respect of the activities carried out on the Property by a party, or related to the sale of minerals, or other products derived from the Property, including all analyses, reports, studies or other documents prepared by a party or its employees, agents or representatives, which contain information from, or otherwise reflects such books, records, files or other information. The parties shall not and shall ensure that their employees, agents or representatives do not disclose, divulge, publish, transcribe, or transfer such information, all or in part, without the prior written consent of the other parties, which may not be arbitrarily withheld and which shall not apply to such information or any part thereof to the extent that:
a) prior to its receipt by a party such information was already in the possession of such party or its employees, agents or representatives; or
b) in respect of such information required to be publicly disclosed pursuant to applicable securities or corporate laws.

DEFAULT AND TERMINATION

11.1 If at any time during the term of this Agreement LRE fails to perform any obligation required to be performed by it hereunder or is in breach of a warranty given by it hereunder, which failure or breach materially interferes with the implementation of this Agreement, Arbutus  may terminate this Agreement but only if:
a) it shall have first given to the defaulting LRE a notice of default containing particulars of the obligation which the defaulting LRE has not performed, or the warranty breached; and
b) the defaulting LRE has not, within forty-five (45) days following delivery of such notice of default, cured such default or commenced proceedings to cure such default by appropriate payment or performance, the defaulting LRE hereby agreeing that should it so commence to cure any default it will prosecute the same to completion without undue delay, provided however, that this paragraph shall not be extended to a default by LRE to exercise an Option pursuant to Article 4 thereof.
11.2 Notwithstanding Section 11.1 hereof, if at any time LRE fails to perform a condition precedent to the exercise of the Option, Arbutus shall be entitled to forthwith terminate this Agreement.

NOTICES

12.1 Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a Post Office in the United States of America addressed to the party entitled to receive the same, or delivered, telexed, telegraphed or telecopied to such party at the address for such party specified on the face page hereof. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, telexed, telegraphed or telecopied, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third business day after the same shall have been so mailed except in the case of interruption of postal services for any reason whatever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.
12.2 Either party may at any time and from time to time notify the other party in writing of a change or address and the new address to which notice shall be given to it thereafter until further change.

GENERAL

13.1 This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.
13.2 No consent or waiver expressed or implied by any party in respect of any breach or default by any other party in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach of default.
13.3 The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully and effectively the intent and purpose of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.
13.4 This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.
13.5 This Agreement shall,
(i) be governed by and construed in accordance with the laws of the State of Nevada and the parties hereby irrevocably attorn to the jurisdiction of the said province and
(ii) be subject to the approval of all securities regulatory authorities having jurisdiction, such approvals will be sought in a timely and diligent manner.
13.6 Time shall be of the essence in this Agreement.
13.7 Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.
13.8 The rights and obligations of each party shall be in every case several and not joint or joint and several.
13.9  This Agreement may be executed in any number of identical counterparts which shall constitute an original and collectively and separately constitute a single instrument or agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

ARBUTUS MINERALS LLC.

per /s/ Richard Green
Richard Green, Manager

LRE EXPLORATION LLC.

per /s/ Ruth Cruz Santos
Ruth Cruz Santos, Manager

APPENDIX “A”

DESCRIPTION OF PROPERTY AND ACCESS

(Attached Hereto)

Description of Property and Access

ABR Mineral Claims

The ARB Mineral Claims is a block of 20 contiguous unpatented mineral claims located within Elko County in the State of Nevada. The claims are managed by the Bureau of Land Management (BLM) of the United States Department of the Interior.

The Property is located approximately 15 miles northwest of the city of Elko in Eiko County, northeastern Nevada State. Access is via an existing all weather roads.

The BLM Serial Numbers are as follows;

Claim Name	BLM Serial #
ABR-l	NMC 1031676
ABR-2	NMC 1031677
ABR-3	NMC 1031678
ABR-4	NMC 1031679
ABR-5	NMC 1031680
ABR-6	NMC 1031681
ABR-7	NMC 1031682
ABR-8	NMC 1031683
ABR-9	NMC 1031684
ABR-10	NMC 1031685
ABR-11	NMC 1031686
ABR-12	NMC 1031687
ABR-13	NMC 1031688
ABR-14	NMC 1031689
ABR-15	NMC 1031690
ABR-16	NMC 1031691
ABR-17	NMC 1031692
ABR-18	NMC 1031693
ABR-19	NMC 1031694
ABR-20	NMC 1031695

APPENDIX “B”

OPERATOR AGREEMENT

(Attached Hereto)

OPERATOR AGREEMENT

between

 LRE EXPLORATION LLC.

And

____________________________

ABR MINERAL CLAIMS

ELKO COUNTY
THE STATE OF NEVADA

TABLE OF CONTENTS

DEFINITIONS	3

REPRESENTATIONS AND WARRANTIES	4

OPERATOR	5

POWER, DUTIES AND OBLIGATIONS OF OPERATOR	6

PROGRAMS	8

FORCE MAJEURE	8

NOTICE	8

WAIVER	8

FURTHER ASSURANCES	9

USE OF NAME	9

ENTIRE AGREEMENT	9

AMENDMENT	9

TIME	9

RULE AGAINST PERPETUITIES	9

ENUREMENT	9

GOVERNING LAW	9

SEVERABILITY	9

NUMBER AND GENDER	10

HEADINGS	10

TIME OF THE ESSENCE	10

COUNTERPARTS	10

OPERATOR AGREEMENT

THIS AGREEMENT made as of the_____________ day of________________ , 2010.

BETWEEN:

LRE EXPLORATION LLC., a limited liability corporation, organized under the laws of the State of Nevada and having offices located at 50 West Liberty Street, Suite 880, Reno, Nevada.(hereafter “LRE”)

OF THE FIRST PART

AND:

__________________________________________________________________________________________________________________________________________________________________________

OF THE SECOND PART

WHEREAS:
A. LRE has the right to acquire a 100% interest in and to the Property, and;
B. The parties wish to create an operator agreement to carry out the continued operation of the Property on the terms and subject to the conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises, and of the mutual covenants and agreements herein contained, the parties hereto have agreed and do hereby agree as follows:

DEFINITIONS
1.1 In this Agreement, including the Recitals and Schedules hereto the following words and expressions shall have the following meanings:
a)	“Agreement” means this Operator Agreement as amended from time to time;
b)	“Commercial Production” means the operation of the Property as a producing mine and the production of Mineral Products therefrom (excluding bulk sampling, pilot plant or test operations);
c)	“Completion Date” means the date on which it is demonstrated to the satisfaction of LRE that the preparing and equipping of a Mine for Commercial Production is complete;
d)	“Construction” means every kind of work carried out during the Construction Period by the Operator in accordance with a Feasibility Report.;
e)	“Construction Period” means the period beginning on the date of a Feasibility Report and ending on the Completion Date;
f)
“Costs” means all items of outlay and expense whatsoever, direct or indirect, with respect to Mining Operations in accordance with this Agreement, without limiting the generality of the foregoing, the following categories of Costs shall have the following meanings

i)	“Mine Construction Costs” means those Costs incurred during the Construction
      Period;
ii)	“Mine Costs” means Mine Construction Costs and Operating Costs; and
iii)	“Operating Costs” means those Costs incurred subsequent to the Completion Date;

g)
“Feasibility Report” means a detailed written report of the results of a comprehensive study on the economic feasibility of placing the Property or a portion thereof into Commercial Production and shall include a reasonable assessment of the mineral ore reserves and their amenability to metallurgical treatment, a description of the work, equipment and supplies required to bring the Property or a portion thereof into Commercial Production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed operations supported by an explanation of the data used therein;

h)	“LRE” means LRE Exploration LLC..
i)
“Mine” means the workings established and assets acquired, including, without limiting the generality of the foregoing, development headings, plant and concentrator installations, infrastructure, housing, airport and other facilities in order to bring the Property into Commercial Production;

j)	“Mine Construction Costs” means those Costs incurred during the Construction Period;
k)	“Mine Costs” means Mine Construction Costs and Operating Costs; and
l)	“Mineral Products” means the end products derived from operating the Property as a Mine, and;
m)
“Mining Operations” means every kind of work done by the Operator on or in respect of the Property in accordance with a Feasibility Report; or if not provided for in a Feasibility Report, unilaterally and in good faith, to prevent waste or to otherwise discharge any obligation which is imposed upon it pursuant to this Agreement and in respect of which LRE has not given it directions; including, without limiting the generality of the foregoing, investigating, prospecting, exploring, developing, property maintenance, preparing reports, estimates and studies, designing, equipping, improving, surveying, Construction and mining, milling, concentrating, rehabilitation, reclamation, and environmental protection.

n)	“Option Agreement” means the option agreement, made as of the 30th day of November, 2010, between Arbutus Minerals LLC and LRE Exploration LLC.
o)	” Operator” means the operator appointed pursuant to paragraph 3;
p)	Other Tenements” means
i)
all surface rights of and to any lands within or outside the Property including surface held in fee or under lease, license, easement, right of way or other rights of any kind  (and all renewals, extensions and amendments thereof or substitutions therefore) acquired by or on behalf of LRE with respect to the Property,

ii)	all information obtained from Mining Operations, and
iii)	those rights and benefits appurtenant to the Property that are acquired for the purpose of conducting Mining Operations;
q)	“Party” or “Parties” means the parties to this Agreement and their respective successors and permitted assigns which become parties to this Agreement;
r)	“Program” means a plan, including budgets, for the Project or any part thereof as approved by LRE pursuant to this Agreement;
s)
“Project” means the exploration and development of the Property, preparation and delivery of a Feasibility Report and the Construction and operation of facilities to put the Property into Commercial Production;

t)
“Property” means those certain mining claims and related rights and interests set out and more particularly described in Appendix “A” hereto and Other Tenements and shall include any renewal thereof and any form of substitute or successor title thereto;

REPRESENTATIONS AND WARRANTIES
2.1 Each of the parties represents each to the other that:
a) it is the legal and beneficial owner of the right to earn an Interest as set forth and described in the recitals hereto free and clear of all liens, charges and encumbrances except as set forth in Appendix “A” attached hereto and the Option Agreement; and
b) save and except as set out herein, there is no adverse claim or challenge against or to the ownership of or title to its Interest or any portion thereof, nor is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase its Interest or any portion thereof.

2.2 Each of the parties represents each to the other that:
a) it is a incorporation or Limited Liability Company, organized and validly subsisting under the laws of its jurisdiction of its organization, and;
b) it has full power and authority to carry on its business and enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and to carry out and perform all of its obligations hereunder; and
c) it has duly obtained all corporate authorizations for the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of its constating documents or any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject and will not contravene any applicable laws.
2.3 The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement, are to be construed as both conditions and warranties and shall, regardless of any investigation which may have been made by or on behalf of any party as to the accuracy of such representations and warranties, survive the closing of the transactions contemplated hereby and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty contained in this Agreement and each party shall be entitled, in addition to any other remedy to which it may be entitled, to set off any such loss, damage or costs suffered by it as a result of any such breach against any payment required to be made by it to the other party hereunder.

OPERATOR
3.1 The Operator of the Property shall be ___________________________.  An Operator shall continue as Operator until changed pursuant to the terms hereof or by a decision of LRE or if the Operator has failed to perform in a manner that is consistent with good mining practice or has failed to perform in a manner consistent with its duties and responsibilities under this Agreement, and LRE has given to the Operator written notice setting forth particulars of the Operator's default and the Operator has not within 30 days of receipt of such notice commenced to remedy the default and thereafter to proceed continuously and diligently to complete all required remedial action.

3.2 The Operator may at any time on sixty (60) days notice to LRE resign as Operator, in which event LRE shall select another party or person to be Operator (hereinafter called the “new Operator”) upon the thirtieth (30th) day after receipt of the Operator's notice of resignation or such sooner date as LRE may establish and give notice of to the resigning Operator. The resigning Operator shall thereupon be released and discharged from all its duties and obligations as Operator upon the appointment of the new Operator except those duties and obligations that it theretofore should have performed.

3.3 Upon the Operator making a voluntary or involuntary assignment into bankruptcy or taking advantage of any legislation for the winding-up or liquidation of the affairs of insolvent or bankrupt companies the Operator shall automatically be terminated as operator and the other party or its nominee appointed as Operator.

3.4 The new Operator shall assume all of the rights, duties, obligations and status of the Operator as provided in this Agreement, other than the previous Operator's Interest, if any, without obligation to retain or hire any of the employees of the former Operator or to indemnify the former Operator for any costs or expenses which the previous Operator will incur as a result of the termination of employment of any of its employees resulting from this change of Operator, and shall continue to act as Operator until its replacement or resignation.

3.5 Upon the effective time of a resignation, removal or cessation, the departing Operator shall within sixty (60) days of such resignation, removal or cessation, turn over to its successor, or if no successor has been designated, to LRE, control and possession of the Property together with (i) all documents, books, records and accounts (or copies thereof) pertaining to the performance of its functions as Operator and (ii) all monies held by it in its capacity as the Operator. Upon transfer and delivery thereof, the departing Operator shall be released and discharged from, and the successor Operator shall assume, all duties and obligations of Operator except the unsatisfied duties and obligations of the departing Operator accrued prior to the effective date of the change of Operator and for which the departing Operator shall, notwithstanding its release or discharge, continue to remain liable, it being understood and agreed that the departing and successor Operators respectively shall co-operate in finalizing all outstanding matters and completing the transition. If the title to any real or personal property included in the Property is held in the name of the departing Operator, it shall transfer such property to the successor Operator in trust for the parties hereto unless otherwise directed by LRE.

3.6 Within sixty (60) days of the effective time of an Operator's resignation, removal or cessation as Operator, LRE may cause an audit to be made of the records maintained by the departing Operator and the cost of such audit shall be for the joint account of the parties hereto.

3.7 Except as authorized by LRE or as otherwise herein provided, the Operator shall not assign its operating rights or obligations under this Agreement.

POWER, DUTIES AND OBLIGATIONS OF OPERATOR
4.1 Subject to the control and direction of LRE, the Operator shall have full right, power and authority to do everything necessary or desirable to carry out a Program and the Project and to determine the manner of exploration and development of the Property and, without limiting the generality of the foregoing, the right, power and authority to:
a)
regulate access to the Property subject only to the right of representatives of the parties to have access to the Property at all reasonable times for the purpose of inspecting work being done thereon but at their own risk and expense;

b)
employ and engage such employees, agents and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder, but the Operator shall not enter into contractual relationships with another person except on terms which are commercially competitive;

c)	execute all documents, deeds and instruments, do or cause to be done all such acts and things;
d)
To give all such assurances as may be necessary to maintain good and valid title  to the Property. Each party hereby irrevocably constitutes the Operator its true and lawful attorney to give effect to the foregoing and hereby agrees to indemnify and save the Operator harmless from any and all costs, loss or damage sustained or incurred without gross negligence or bad faith by the Operator directly or indirectly as a result of its exercise of its powers pursuant to this subsection; and

e)	conduct such title examination and cure such title defects as may be advisable in the reasonable judgment of the Operator.

4.2 The Operator shall have the following duties and obligations during the term hereof:
a)
to diligently manage, direct and control all exploration, development and producing operations in and under the Property in a prudent and workmanlike manner and in compliance with all applicable laws, rules, orders and regulations;

b)
to prepare and deliver to each of the parties during the periods of active field work, monthly progress and expense reports of the work in progress, on or before the day which is forty-five (45) days following each calendar month with respect to work done in such month and on or before the first day of every calendar year, comprehensive annual reports covering the activities and expenses hereunder and such report shall include the results obtained during the twelve (12) month period ending on  immediately preceding;

c)	to provide and deliver to each of the parties, together with the reports referred to in subparagraph (b), copies of all assays, maps and drill logs;

d)
to maintain true and correct books, accounts and records of operations hereunder in accordance with the Accounting Procedure, separate and apart from any other books, accounts and records maintained by the Operator, provided that the judgment of the Operator as to matters related to accounting, for which provision is not made in the Accounting Procedure shall govern if the Operator's accounting practices are in accordance with accounting principles generally accepted in the mining industry in  the United States of America;

e)
to permit one representative of the parties appointed in writing at all reasonable times and at their expense to inspect, audit and copy the Operator's accounts and records relating to the accounting for production or to the determination of the proceeds from the sale thereof for any fiscal year of the Operator within 9 months following the end of such fiscal year. The Operator shall maintain its accounts and records for a period of at least two (2) years or such longer period as required by the laws of the United States or its States. The parties shall be entitled to inspect, audit and copy the accounts and records upon giving the Operator ten (10) days notice of their intention to do so;

f)	to obtain and maintain or cause any contractor engaged hereunder to obtain and maintain during any period in which active work is carried out hereunder such insurance coverage as LRE deems advisable;
g)
to permit the parties or their representatives appointed in writing, at all reasonable times, at their own expense and risk, reasonable access to the Property and all data derived from carrying out work thereon;

h)	to prosecute and defend, but not to initiate without the consent of LRE, all litigation or administrative proceedings arising out of the Property, or Project;
i)
to transact, undertake and perform all transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or thing undertaken by or on behalf of the operation of the property hereunder in the Operator's name and to pay all expenditures incurred in connection therewith promptly when due;

j)
to transact, undertake and perform all transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or thing undertaken on behalf of the parties in the Operators name;

k)
to take all proper and reasonable steps for the protection of rights of surface owners against damage occasioned by operations to be conducted hereunder and pay such damages as may lawfully be determined as resulting from such operations.

4.3 Subject to any specific provisions of this Agreement, the Operator, in carrying out its duties and obligations hereunder, shall at all times be subject to the direction and control of LRE and shall perform its duties hereunder in accordance with the instructions and directions as from time to time communicated to it by LRE and shall make all reports to LRE except where otherwise specifically provided herein.

4.4 The Operator shall commence and diligently complete the Project and without limiting the generality of the foregoing, may retain an independent consulting geologist acceptable to LRE to prepare a report in respect of the Project, the results thereof, the conclusions derived therefrom and the recommendation as to whether or not further work should be conducted on the Property.

4.5 The Operator may charge the following sums in return for its head office overhead functions which are not charged directly as provided in the Accounting Procedure: a) with respect to Mine Construction, an amount equal to 5.0% of all Construction Costs; and b) subsequent to the Completion Date, an amount equal to 2.5% of all Operating Costs.

4.6 If a party gives notice in writing to LRE that the party holds a bona fide belief that the sums charged under Section 4.5 are either excessive or insufficient then LRE shall call a meeting to be held within ninety (90) days of receipt of such notice for the purpose of amending or ratifying the amounts charged under Section 4.5 hereof.

PROGRAMS
5.1 Expenditures shall only be incurred under and pursuant to Programs prepared by the Operator and approved by LRE. Any Feasibility Report shall be prepared pursuant to a separate Program.

5.2 The Operator shall prepare and submit to LRE a Program within 90 days of the completion of the previous Program.

5.3 If it appears that Costs will exceed by greater than ten (10%) percent those estimated under a program the Operator shall immediately give written notice to LRE outlining the nature and extent of the additional costs and expenses (hereinafter called “Program overruns”). If Program Overruns are approved by LRE, then within thirty (30) days after the receipt of a written request from the Operator, LRE shall provide the Operator with funding for the overruns. If Program Overruns are not approved by LRE the Operator shall have a right to curtail or abandon such Program. Any costs incurred by the Operator due to a curtailment or abandonment of the Program shall be paid by LRE.

FORCE MAJEURE
6.1 Neither  party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its reasonable control (except those caused by its own lack of funds) including, but not limited to acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority or non-availability of materials or transportation (each an “Intervening Event”).

6.2 All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event.

6.3 A party relying on the provisions of Section 20.1 will take all reasonable steps to eliminate any Intervening Event and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

NOTICE
7.1 Any notice, direction, cheque or other instrument required or permitted to be given under this Agreement shall be in writing and may be given by the delivery of the same or by mailing the same by prepaid registered or certified mail to the address of each Party specified on the first page hereof or by sending the same by telegram, telex, telecommunication or other similar form of communication, in each case addressed to the intended recipient at the address of the respective party set out on the front page hereof.

7.2 Any notice, direction, cheque or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the third business day following the day of mailing, except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received and, if sent by telegram, telex, telecommunication or other similar form of communication, be deemed to have been given or received on the day it was so sent.

7.3 Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

WAIVER
8.1 If any provision of this Agreement shall fail to be strictly enforced or any party shall consent to any action by any other party or shall waive any provision as set out herein, such action by such party shall not be construed as a waiver thereof other than at the specific time that such waiver or failure to enforce takes place and shall at no time be construed as a consent, waiver or excuse for any failure to perform and act in accordance with this Agreement at any past or future occasion.

FURTHER ASSURANCES
9.1 Each of the parties hereto shall form time to time and at all times do all such further acts and execute and deliver all further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement. For greater certainty, this section shall not be construed as imposing any obligation on any party to provide guarantees.

USE OF NAME
10.1 No party shall, except when required by this Agreement or by any law, by-law, ordinance, rule, order or regulation, use, suffer or permit to be used, directly or indirectly, the name of any other party for any purpose related to the Property or the Project.

ENTIRE AGREEMENT
11.1 This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof.

AMENDMENT
12.1 This Agreement may not be changed orally but only by an agreement in writing, by the party or parties against which enforcement, waiver, change, modification or discharge is sought.

TIME
13.1 Unless earlier terminated by agreement of all parties this Agreement shall remain in full force and effect for so long as any part of the Property or Project is held in accordance with this Agreement. Termination of the Agreement shall not, however, relieve any party from any obligations theretofore accrued but unsatisfied.

RULE AGAINST PERPETUITIES
14.1 If any right, power or interest of any party in any Property under this Agreement would violate the rule against perpetuities, then such right, power or interest shall terminate at the expiration of 20 years after the death of the survivor of all the lineal descendants of her Majesty, Queen Elizabeth II of the United Kingdom, living on the date of execution of this Agreement.

ENUREMENT
15.1 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

GOVERNING LAW
16.1 This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada and the parties irrevocably attorn to the jurisdiction of the said State.

SEVERABILITY
17.1 If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

NUMBER AND GENDER
18.1 Words used herein importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice versa, and words importing persons shall include firms and corporations.

HEADINGS
19.1 The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

TIME OF THE ESSENCE

20.1 Time shall be of the essence in the performance of this Agreement.

COUNTERPARTS

21.1 This Agreement may be executed in any number of identical counterparts which shall constitute an original and collectively and separately constitute a single instrument or agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day, month and year first above written.

LRE EXPLORATION LLC

per______________________________________
     Ruth Cruz Santos, Manager

_________________________________________

per______________________________________

APPENDIX “A”
to the
Operator Agreement
Dated ______________, _________, 20_____

DESCRIPTION OF PROPERTY
(Attached hereto)

Description of Property and Access

ABR Mineral Claims

The ARB Mineral Claims is a block of 20 contiguous unpatented mineral claims located within Elko County in the State of Nevada. The claims are managed by the Bureau of Land Management (BLM) of the United States Department of the Interior.

The Property is located approximately 15 miles northwest of the city of Elko in Eiko County, northeastern Nevada State. Access is via an existing all weather roads.

The BLM Serial Numbers are as follows;

Claim Name	BLM Serial #
ABR-l	NMC 1031676
ABR-2	NMC 1031677
ABR-3	NMC 1031678
ABR-4	NMC 1031679
ABR-5	NMC 1031680
ABR-6	NMC 1031681
ABR-7	NMC 1031682
ABR-8	NMC 1031683
ABR-9	NMC 1031684
ABR-10	NMC 1031685
ABR-11	NMC 1031686
ABR-12	NMC 1031687
ABR-13	NMC 1031688
ABR-14	NMC 1031689
ABR-15	NMC 1031690
ABR-16	NMC 1031691
ABR-17	NMC 1031692
ABR-18	NMC 1031693
ABR-19	NMC 1031694
ABR-20	NMC 1031695